As filed with the Securities and Exchange Commission on September 5, 1997.

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                 ---------------

                            THE FORTRESS GROUP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                    Delaware                              54-1774997
                    --------                              ----------
         (State or Other Jurisdiction                  (I.R.S. Employer
       of Incorporation or Organization)              Identification No.)

                          1921 Gallows Road, Suite 730
                             Vienna, Virginia 22182
                                 (703) 442-4545
          (Address of Principal Executive Offices, Including Zip Code)

                            THE FORTRESS GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                            THE FORTRESS GROUP, INC.
                            1996 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                Jamie M. Pirrello
                            The Fortress Group, Inc.
                          1921 Gallows Road, Suite 730
                             Vienna, Virginia 22182
                     (Name and Address of Agent for Service)

                                 (703) 442-4545
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                             Jeffrey E. Jordan, Esq.
                        Arent Fox Kintner Plotkin & Kahn
                          1050 Connecticut Avenue, N.W.
                            Washington, DC 20036-5339
                                 (202) 857-6473
                                 ---------------
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                 Proposed          Proposed
                                                Amount           Maximum            Maximum          Amount of
           Title of Securities                  to be         Offering Price       Aggregate        Registration
            to be Registered                  Registered        Per Share       Offering Price          Fee
            ----------------                  ----------        ---------       --------------          ---
      Common Stock, $.01 par value         1,125,000 Shares       5.25(1)         $5,906,250(1)
                                             500,000             4.463(2)          2,231,500(2)        $2,466
                                           ---------                               ---------
                  TOTAL                    1,625,000 Shares                       $8,137,750
                                           ---------
===================================================================================================================

(1) Pursuant to Rule 457(h)(1), based on the average of the high and low prices reported in the NASDAQ National Market within five business days prior to the date of filing.
(2) Pursuant to Rule 457(h)(1) and the Employee Stock Purchase Plan, amount is calculated as 85% of the average of the high and low prices reported in the NASDAQ National Market within five business days prior to the date of filing.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December 31, 1996.

         3. Registrant's Form 8-A Registration Statement filed March 20, 1996 pursuant to Section 12 of the Exchange Act, containing a description of the Registrant's common stock ("Shares"), including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 102(b)(7) or the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article 10 of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law including those circumstances in which indemnification would otherwise be discretionary, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. With the approval of its stockholders, the Company has entered into indemnity agreements with each of its directors and certain of its officers. These agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors of officers, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' liability insurance if available on reasonable terms.

         In addition, Article 10 of the Company's Amended and Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Exhibit Index on page 6.

Item 9.  Undertakings

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

                      (i) To include any prospectus required by Section 10(a)(3)
                  of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on the 5th day of September, 1997.


                                     THE FORTRESS GROUP, INC.


                                     By: /s/  James J. Martell, Jr.
                                         -------------------------------------
                                         James J. Martell, Jr.
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints James J. Martell, Jr. and J. Marshall Coleman, and each of them, his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 5, 1997.

              Signatures                                   Title
- ----------------------------------------    ------------------------------------


        /s/ J. Marshall Coleman             Chairman of the Board and Director
- ----------------------------------------
          J. Marshall Coleman

       /s/ James J. Martell, Jr.            President, Chief Executive Officer
- ----------------------------------------    and Director
         James J. Martell, Jr.

         /s/ George C. Yeonas               Chief Operating Officer and Director
- ----------------------------------------
           George C. Yeonas

         /s/ Jamie M. Pirrello              Chief Financial Officer
- ----------------------------------------
           Jamie M. Pirrello

       /s/ Thomas B. Buffington             Director
- ----------------------------------------
         Thomas B. Buffington

      /s/ J. Christopher Stuhmer            Director
- ----------------------------------------
        J. Christopher Stuhmer

         /s/ Lawrence J. Witek              Director
- ----------------------------------------
           Lawrence J. Witek

           /s/ Robert Short                 Director
- ----------------------------------------
             Robert Short

           /s/ Mark L. Fine                 Director
- ----------------------------------------
             Mark L. Fine

         /s/ Edward J. Mathias              Director
- ----------------------------------------
           Edward J. Mathias

         /s/ Steven D. Rivers               Director
- ----------------------------------------
           Steven D. Rivers

          /s/ William Shutzer               Director
- ----------------------------------------
            William Shutzer

         /s/ Charles F. Smith               Director
- ----------------------------------------
           Charles F. Smith

                                  EXHIBIT INDEX


Exhibit
- -------

4.1      Form of The Fortress Group, Inc. Employee Stock
         Purchase Plan (incorporated herein by reference to the Addendum to the Proxy Statement dated April 18,
         1997).

4.2      Form of The Fortress Group, Inc. 1996 Stock
         Incentive Plan, as amended and restated.

5 Opinion of Arent Fox Kintner Plotkin & Kahn as to legality of the shares of Common Stock being offered under the Plans.

23.1     Consent of Independent Accountants, Price
         Waterhouse LLP.

23.2     Consent of Arent Fox Kintner Plotkin & Kahn
         (included in their opinion filed as Exhibit 5 herein).

24 Power of Attorney (included on the signature page of this Registration Statement).